UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 24, 2021

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

California	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 8th Avenue, San Diego, California	92101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Sempra Energy Common Stock, without par value	SRE	NYSE

Sempra Energy 6.75% Mandatory Convertible Preferred Stock, Series B, $100 liquidation preference	SREPRB	NYSE

Sempra Energy 5.75% Junior Subordinated Notes Due 2079, $25 par value	SREA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On April 26, 2021, Sempra Energy (“Sempra”) launched an exchange offer to acquire each issued and outstanding ordinary, nominative share, of a single-series, no par value (the “ordinary shares”) of Infraestructura Energética Nova, S.A.B. de C.V. (“IEnova”), other than the ordinary shares owned directly or indirectly by Sempra, for 0.0323 shares of Sempra common stock and pursuant to the terms and conditions set forth in the registration statement on Form S-4 (File No. 333-252030) (the “Registration Statement”) initially filed with the U.S. Securities and Exchange Commission on January 12, 2021 and declared effective on April 26, 2021, and the prospectus and exchange offer documents (the “Mexican Offer Documents”) approved by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) on April 23, 2021. Capitalized terms used and not defined herein have the meanings ascribed to them in the Registration Statement and the Mexican Offer Documents.

On May 24, 2021, the Offer Period expired, at which time all Offer Conditions had been satisfied. Based on the final count by the exchange agent for the exchange offer, Casa de Bolsa BBVA Bancomer, S.A. de C.V., Grupo Financiero BBVA Bancomer, the final results of the exchange offer are as follows:

Total number of IEnova ordinary shares validly tendered and not withdrawn and accepted for exchange:	381,015,194
Total number of shares of Sempra common stock to be issued in the exchange offer:	12,306,777

No fractional shares of Sempra common stock will be issued in the exchange offer. Instead, if the number of shares of Sempra common stock to be distributed to a Custodian holding IEnova shares does not correspond to a whole number, the exchange agent will deliver to such Custodian the next-lowest whole number of shares of Sempra common stock, rounding any fraction downwards, and will pay such Custodian cash in lieu of any fractional share in an amount equal to the product obtained by multiplying (i) the fractional share of Sempra common stock that otherwise would have been distributed to such Custodian and (ii) the average of the closing prices per share of Sempra common stock on the New York Stock Exchange (as reported by Bloomberg L.P.) on each of the 10 trading days ending with the trading day immediately preceding the date the funds are deposited with the exchange agent by Sempra.

Sempra’s ownership interest in IEnova’s share capital will increase from 70.2% to 96.4% as a result of the exchange offer. To complete the exchange offer, Sempra will issue an aggregate of 12,306,777 new shares of Sempra common stock (the “Exchange Shares”), which will represent approximately 3.9% of the 315,070,899 shares of Sempra common stock expected to be outstanding after such issuance. The Exchange Shares will be issued on the settlement date of the exchange offer, which is expected to be on May 28, 2021. As of the opening of the market in Mexico on such settlement date, Sempra’s common stock will begin to trade on the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.), and will continue to trade on the New York Stock Exchange, in each case under the symbol “SRE.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY,
(Registrant)

Date: May 24, 2021	By: /s/ Peter R. Wall
Peter R. Wall Senior Vice President, Controller and Chief Accounting Officer